        As filed with the Securities and Exchange Commission on December 4, 1995

                                             Registration No. 33-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             COMMNET CELLULAR INC.
                             ---------------------
               (Exact name of issuer as specified in its charter)

             Colorado                                     84-0924904
    --------------------------                       -------------------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

5990 Greenwood Plaza Blvd., Englewood, Colorado             80111
-----------------------------------------------          -----------
(Address of Principal Executive Offices)                  (Zip Code)


                        OMNIBUS STOCK AND INCENTIVE PLAN
                        --------------------------------
                              (Full Title of Plan)

                              Amy M. Shapiro, Esq.
                   Senior Vice President and General Counsel
                             CommNet Cellular Inc.
                         5990 Greenwood Plaza Boulevard
                           Englewood, Colorado 80111
                           -------------------------
                    (Name and address of agent for service)

                                 (303) 694-3234
                                 --------------
         (Telephone number, including area code, of agent for service)
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                      Proposed
  Title of each class of                              Proposed maximum           maximum aggregate             Amount of
     securities to be        Amount to be            offering price per               offering               registration
       registered             registered                  share                        price                     fee
====================================================================================================================================

Common Stock, $.001 par
 value per share              1,090,745                  $26.8125*                 $29,245,600*                 $10,085
====================================================================================================================================


_____________________________

* Estimated, pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices reported on the Nasdaq National Market on November 30, 1995.

     This Registration Statement is filed in accordance with the provisions of General Instruction E to Form S-8. Pursuant thereto, the contents of the Registrant's earlier Registration Statement on Form S-8 (Registration No. 33-47755) are hereby incorporated by reference.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.   EXHIBITS.


        *5.1 Opinion of Amy M. Shapiro, regarding the legality of the Common Stock being registered.

       *23.1  Consent of Ernst & Young LLP, independent auditors.

       *23.2 Consent of Amy M. Shapiro (included in the opinion filed as Exhibit 5.1).

____________________

*  Filed herewith.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on December 4, 1995.

                               COMMNET CELLULAR INC.

                               By:  /s/ ARNOLD C. POHS
                                    ------------------
                                    Arnold C. Pohs, President

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                                  TITLE                         DATE
------------------------  ---------------------------------------  ----------------

/s/ ARNOLD C. POHS        Chairman of the Board, President         December 4, 1995
------------------------  and Chief Executive Officer
Arnold C. Pohs            (Principal Executive Officer)

/s/ DANIEL P. DWYER       Vice President-Finance, Treasurer,       December 4, 1995
------------------------  Chief Financial Officer and Director
Daniel P. Dwyer           (Principal Financial Officer)

/s/ ANDREW J. GARDNER     Assistant Vice President-Accounting/Tax  December 4, 1995
------------------------  (Principal Accounting Officer)
Andrew J. Gardner

/s/ JOHN E. HAYES, JR.    Director                                 December 4, 1995
------------------------
John E. Hayes, Jr.

/s/ ROBERT J. PADEN       Director                                 December 4, 1995
------------------------
Robert J. Paden

/s/ DAVID E. SIMMONS      Director                                 December 4, 1995
------------------------
David E. Simmons

                                      II-2